UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2011

Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2011, the Board of Directors (the "Board") of Universal Technical Institute, Inc. (the "Company"), upon the recommendation of the Company’s Nominating and Corporate Governance Committee, elected David Blaszkiewicz to the Board effective immediately. The Board elected Mr. Blaszkiewicz to fill a vacancy on the Board created as a result of an increase in the number of authorized directors under the Company’s Bylaws disclosed in Item 5.03 below. With the addition of Mr. Blaszkiewicz, the Board will have ten (10) members. Mr. Blaszkiewicz is expected to be nominated for reelection by the Company’s shareholders at the 2014 annual meeting of shareholders.

Mr. Blaszkiewicz has served as the President of Invest Detroit and its predecessor companies since 2001 and has served as President and Chief Executive Officer of Downtown Detroit Partnership, Inc. since February of 2011. In addition, Mr. Blaszkiewicz currently sits on the board of a number of non-profit organizations, including the Downtown Development Authority and the Michigan Magnet Fund. Mr. Blaszkiewicz also served as a Director of Finance and the Secretary and Treasurer of Detroit Renaissance, Inc. from 1994 through 2001. Mr. Blaszkiewicz received a B.A. in Business from Wayne State University and received his M.B.A. in 1998 from Michigan State University.

Mr. Blaszkiewicz will serve as a member of the Compensation Committee of the Board of Directors of the Company.

There have been no transactions directly or indirectly involving Mr. Blaszkiewicz that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Mr. Blaszkiewicz will be compensated for his service on the Board in accordance with the Company’s compensatory and other arrangements for non-employee directors, which are described in detail in the Company’s definitive proxy statement dated January 18, 2011 under the heading "Compensation of Non-Management Directors."

A copy of the press release is filed as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2011, the Board of the Company approved an amendment to Section 2.1 of the Company’s Amended and Restated Bylaws (the "Bylaws"), which was effective immediately upon approval. The amendment increased the authorized number of directors of the Company under the Bylaws from nine (9) directors to ten (10) directors.

The preceding is qualified in its entirety by reference to the Company’s Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits
The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

December 14, 2011	By:	/s/ Chad A. Freed

Name: Chad A. Freed
Title: General Counsel, Senior Vice President of Business Development

Top of the Form

Exhibit Index

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws of Universal Technical Institute, Inc.
99.1	Press Release of Universal Technical Institute, Inc., dated December 14, 2011.